10D     Consultant Agreement with David Hite

CONSULTING CONTRACT

1.0     PARTIES

        1.1 This Contract incorporates, in full, an agreement for marketing and consulting to be provided by David Hite (hereinafter “Consultant “) to Entrust Financial Services, Inc. (hereinafter the “Company”) pursuant to the terms set out below.

        1.2 Consultant’s relationship to the Company shall be that of an Independent Contractor to the Company and not that of an agent, employee or other representative of the Company.

2.0     DEFINITIONS

        2.1 The term “Independent Contractor” shall mean Consultant, whose duties shall include any management, financial, accounting, marketing or technical services provided with respect to the Company’s Project.

        2.2 The term “Proprietary Information” shall be used herein to include any information provided by either party which is not within the knowledge of the general public or previously held by the other party. Said Proprietary Information shall include, but not be limited to, any information with respect to the business of the Company, his products, services, marketing plans, research and development. Said Proprietary Information may be physically manifested in any form, including, but not limited to, oral and written communications, documents, drawings, films, photographs or magnetic storage.

        2.3 The term “Company’s Project” shall mean the services enumerated in paragraph 3.1 below.

3.0     COMPANY’S PROJECT

        3.1 The services to be performed by Consultant on the Company’s Project shall consist of the following: reviewing the Company’s current financial disclosure and suggesting appropriate changes; interviewing and identifying potential accounting professionals to be hired by the Company; interviewing and qualifying investors who will invest not less than $1,000,000 into the Company in the next twelve months in equity financing; making recommendations to structure the Company to qualify for listing on a national stock exchange, as that term is defined by the Securities Exchange Act of 1934; providing advice during the listing process by the Company on a national exchange; assisting the Company in developing a comprehensive PR/IR program; advising the Company as to proposed transactions and mergers, and generally advising and assisting the Company on those issues which will enhance shareholder value.

4.0     EXPENSES

        4.1 The Company will reimburse Consultant for all pre-approved expenses incurred on behalf of Company.

5.0     COMPENSATION

        5.1 Consultant shall receive the sum of $5,000 per month, beginning with the month of November 2001 . Consultant shall be granted warrants in November, 2001 to purchase a total of 2,000,000 shares of the Company’s common stock. The warrants will be for a period of two years from the date of grant at a price of $.10 per share. However, the warrants shall be exercisable according to the following schedule:

        a. 500,000 warrants shall be exercisable immediately;

        b. 500,000 warrants shall be exercisable at such time as the Company has received at least $1,000,000 in additional equity financing or other acceptable alternative financing and/or credit lines;

        c. 500,000 warrants shall be exercisable at such time as the bid price of the Company’s common stock reaches $5.00 per share for thirty consecutive trading days, based on the assumption that the Company’s common stock has been reverse split 10 for 1 reducing the issued and outstanding shares to less than 3,000,000; and

        d. 500,000 warrants shall be exercisable upon the Company’s listing on a national stock exchange agreeable to company.

In the event of any recapitalization of the Company’s common stock, including, but not limited to, a reverse split, the warrants will be adjusted proportionately.

6.0     PERFORMANCE

        6.1 Each party acknowledges that the successful completion of this Contract shall require the full cooperation of both parties, and that a reasonable and mutually agreeable budget will be developed to achieve the stated goals.

        6.2 Each party acknowledges the Proprietary Information of the other and agrees to protect and hold confidential such information and to treat it as a trade secret.

        6.3 Consultant shall provide “best efforts” with respect to any services provided hereunder.

7.0     TERM

        7.1 This Contract shall be in full force and effect for 24 months from the date hereof; provided, however, that this Contract may be cancelled by either party upon ten days’ notice to the other party. Upon cancellation, Consultant will be paid for the pro rata portion of the month up to the date of cancellation. Upon cancellation, only those warrants which have become exercisable may be exercised. Upon the completion of said term, the Contract may be renewed only upon the mutual written consent of the parties.

8.0     MISCELLANEOUS

        8.1 This Contract is not assignable by Consultant without the prior written consent of the Company. The provisions in this Contract shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

        8.2 This document represents the total agreement between the parties with respect to the services provided hereunder, and shall be separate from any other agreements between the parties.

        8.3 This Contract shall be governed by the laws of the State of Colorado.

        8.4 This Contract shall not be modified or amended except by a signed written document.

        8.5 If any provision of this Contract shall be held invalid, illegal or unenforceable, the Contract is to be construed, so as to give force and effect to the remaining provisions.

        8.6 Consultant and the Company agree to abide by all laws and regulations of the United States and the State of Colorado and its political subdivisions with respect to the rights and obligations arising under this Contract, except to the extent choice of governing law may be made by the parties in which case paragraph 7.3 shall control. Consultant and the Company further agree to hold each other harmless from losses or penalties imposed for any violation of such laws or regulations to the extent liability is imposed upon one party due to the fault of the other party.

        In Witness whereof, the parties hereto have set their hands as of the 1st day of November, 2001.

Company:                                                                                                       Consultant:

Entrust Financial Services, Inc.

By        //SIGNED//                                                                                                //SIGNED//
      Authorized Officer                                                                                      David Hite